UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 9, 2010

GenCorp Inc.

(Exact name of registrant as specified in charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95742

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (916) 355-4000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     GenCorp Inc. (the “Company”) is filing this Current Report on Form 8-K to reflect certain accounting changes described below with respect to the financial information contained in its Annual Report on Form 10-K for the year ended November 30, 2009 (the “2009 Form 10-K”), which was filed with the Securities and Exchange Commission on February 4, 2010. The information contained in this Current Report on Form 8-K is not an amendment to or restatement of the 2009 Form 10-K.
     As of December 1, 2009, the Company adopted the new accounting standards which apply to convertible debt securities that, upon conversion, may be settled by the issuer, fully or partially, in cash. The guidance is effective for fiscal years (and interim periods within those fiscal years) beginning after December 15, 2008 and is to be applied retrospectively to all past periods presented—even if the instrument has matured, converted, or otherwise been extinguished as of the effective date of this guidance.
     The Company’s adoption of this guidance affects its 2 1/4% Convertible Subordinated Debentures (“2 1/4% Debentures”). This guidance requires the issuer of convertible debt instruments to separately account for the liability (debt) and equity (conversion option) components of such instruments and retrospectively adjust the financial statements for all periods presented. The fair value of the liability component was determined based on the market rate for similar debt instruments without the conversion feature and the residual between the proceeds and the fair value of the liability component is recorded as equity at the time of issuance. Additionally, the pronouncement requires transaction costs to be allocated to the liability and equity components on the same relative percentages.
     The Company’s adoption of this guidance results in higher non-cash interest expense for fiscal 2005 through fiscal 2011, assuming the holders will require the Company to repurchase the 2 1/4% Debentures at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on November 20, 2011, the earliest date when the holders can exercise such right. The impact to net income (loss) from fiscal 2005 through fiscal 2009 is as follows:

	Year Ended
	2009	2008	2007	2006	2005
	(In millions, except per share amounts)
Net income (loss), as reported	$59.3	$1.5	$69.0	$(38.5)	$(230.0)
Increase in non-cash interest expense, net of income taxes	(7.1)	(6.7)	(6.2)	(5.7)	(5.4)

Net income (loss), as adjusted	$52.2	$(5.2)	$62.8	$(44.2)	$(235.4)

As reported
Basic income (loss) per share of Common Stock	$1.01	$0.03	$1.23	$(0.69)	$(4.21)

Diluted income (loss) per share of Common Stock	$0.97	$0.03	$1.14	$(0.69)	$(4.21)

As adjusted
Basic income (loss) per share of Common Stock	$0.89	$(0.09)	$1.12	$(0.80)	$(4.31)

Diluted income (loss) per share of Common Stock	$0.86	$(0.09)	$1.05	$(0.80)	$(4.31)

     The retrospective application of the new accounting standards which apply to the 2 1/4% Debentures impacts only the following items of the 2009 Form 10-K and are included in this Current Report on Form 8-K:
*Part II, Item 6 — Selected Financial Data
*Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations
*Part II, Item 7A — Quantitative and Qualitative Disclosures about Market Risk
*Part II, Item 8 — Consolidated Financial Statements and Supplementary Data
*Part IV, Item 15(a) — Financial Statement Schedules
     All other information in the 2009 Form 10-K remains unchanged, except for the reclassification of the amortization of deferred financing costs described in Note 3(e) in the consolidated financial statements. This Current Report on Form 8-K does not modify or update the disclosures contained in the 2009 Form 10-K in any way, nor does it reflect any subsequent information, activities or events occurring after February 4, 2010, other than as required to reflect the adoption of the new accounting standards as described above. Without limitation to the foregoing, this Current Report on Form 8-K does not purport to update Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the 2009 Form 10-K for any information, uncertainties, transactions, risks, events or trends occurring, or known to management. More current information is included in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2010, in which the Company adjusted the unaudited consolidated financial statements for the prior year quarter to reflect the retrospective application of the new accounting standard discussed above. This Current Report on Form 8-K should be read in conjunction with the 2009 Form 10-K (except for Items 6, 7, 7A, 8 and 15(a) which are included in this Current Report on Form 8-K), the Company’s Quarterly Report on Form 10-Q for the quarter ended February 28, 2010, and any documents filed by the Company subsequent to February 4, 2010. Unaffected items of the Company’s 2009 Form 10-K have not been repeated in this Current Report on Form 8-K.
     In addition, in connection with the filing of this Current Report on Form 8-K and pursuant to the rules of the Securities and Exchange Commission, the Company is including with this Form 8-K an exhibit consisting of the consent from the Company’s independent registered public accounting firm.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Item 6. Selected Financial Data
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Item 7A. Quantitative and Qualitative Disclosures about Market Risk
99.4	Item 8. Consolidated Financial Statements and Supplementary Data
99.5	Item 15(a). Financial Statement Schedules

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 9, 2010	GENCORP INC.
	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Item 6. Selected Financial Data
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Item 7A. Quantitative and Qualitative Disclosures about Market Risk
99.4	Item 8. Consolidated Financial Statements and Supplementary Data
99.5	Item 15(a). Financial Statement Schedules

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